                                                                    EXHIBIT 10.1

                              HINES NURSERIES, INC.
                       FIRST AMENDMENT TO CREDIT AGREEMENT


                  This FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of June 30, 2005 and entered into by and among HINES NURSERIES, INC., a California corporation ("COMPANY"), ENVIRO-SAFE LABORATORIES, INC., a Florida corporation ("ENVIRO-SAFE"), and HINES SGUS INC., a Nevada corporation ("HINES SGUS" and, together with Company and Enviro-Safe, individually a "BORROWER" and collectively the "BORROWERS"), the financial institutions party hereto, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for Lenders (in such capacity, "AGENT"), and, for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof), and is made with reference to that certain Credit Agreement dated as of September 30, 2003 (the "CREDIT AGREEMENT"), by and among Borrowers, the financial institutions party thereto (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), the Agent, BANK OF AMERICA, N.A. and LASALLE BANK NATIONAL ASSOCIATION, as co-syndication agents (in such capacity, "CO-SYNDICATION AGENTS"), and HARRIS TRUST AND SAVINGS BANK and WELLS FARGO BANK, N.A., as co-documentation agents (in such capacity, "CO-DOCUMENTATION AGENTS"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, the Borrowers have requested that the Credit Agreement be amended as provided herein;

                  WHEREAS, the Agent and the Lenders party hereto have agreed to amend the Credit Agreement on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        AMENDMENTS TO THE CREDIT AGREEMENT

         1.1      AMENDMENTS TO SECTION 1.1: GENERAL DEFINITIONS.
                  -----------------------------------------------

                  A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto in appropriate alphabetical order the following definitions:

                           " `FARM A' means Company's 116-acre parcel commonly known as "Farm A" located at 17455 SW 157th Avenue, Miami, Florida.

                           `FARM A SALE' means the sale of Farm A."

                  B. Subsection 1.1 of the Credit Agreement is hereby further amended by adding to the end of the definition of "Capital Expenditures" the following:

         "Notwithstanding anything to the contrary contained in this definition of "Capital Expenditures", Capital Expenditures shall not include up to $12,000,000 in aggregate expenditures made to replace assets sold in the Farm A Sale."

                  C. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "EBITDA" therefrom in its entirety and substituting therefor the following:

                           " `EBITDA' shall mean, for any fiscal period, without duplication, (a) Consolidated Net Income (other than extraordinary items) of the Consolidated Entity for such period, PLUS (b) the amount of all Interest Expense, income tax expense, depreciation and amortization, including amortization of any goodwill or other intangibles, for such period, to the extent deducted in calculating Consolidated Net Income for such period, PLUS (c) for purposes of the calculating Borrowers' Fixed Charge Coverage Ratio and Leverage Ratio only, certain adjustments related to work force reductions in the periods and in the amounts set forth for such periods on SCHEDULE B,
         PART 1.1, and PLUS or MINUS (as the case may be) (d)(i) any other non-cash charges including any non-cash goodwill impairment charges, marked to market expenses for Derivative Contracts and write-offs in connection with fixed assets; PROVIDED there shall be excluded any such non-cash charges which require an accrual of or a reserve for cash charges for any future period and (ii) any gains and losses attributable to any fixed asset sales, which have been, in the case of either CLAUSE (i) or (ii), subtracted or added, as the case may be, in calculating Consolidated Net Income for such period, all determined in accordance with GAAP; PROVIDED FURTHER that in no event shall any gains or losses attributable to the Sun Gro Sale be included in any calculation of EBITDA."

         1.2      AMENDMENTS TO SECTION 2.4: REPAYMENT OF TERM LOANS;
                  ---------------------------------------------------
                  REPAYMENTS AND UNSCHEDULED REDUCTION OF REVOLVING LOAN
                  ------------------------------------------------------
                  COMMITMENTS.
                  ------------

                  A. Subsection 2.4(b)(iii)(1) of the Credit Agreement shall be amended by deleting it in its entirety and substituting therefor the following:

                           "(1) (A) PREPAYMENTS AND REDUCTIONS FROM ASSET SALES OTHER THAN THE FARM A Sale. No later than the first Business Day after receipt by any Credit Party or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale other than the Farm A Sale or the Reserved Lagoon Valley Proceeds, Borrowers shall either (1) prepay the Loans in an aggregate amount equal to the Net Asset Sale Proceeds of such Asset Sales or (2) so long as no Default or Event of Default shall have occurred and be continuing and to the extent that aggregate Net Asset Sale Proceeds of such Asset Sales from the Closing Date through the date of determination do not exceed $20,000,000, deliver to Agent an officer's certificate setting forth (x) that portion of such Net Asset Sale Proceeds that such Credit Party or Subsidiary intends to reinvest in land, equipment or other productive assets used in the business of Borrowers and their Subsidiaries within 365 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds and such other information with respect to such reinvestment as Agent may reasonably request; PROVIDED, however, that to the extent such amount of Net Asset Sale Proceeds is not reinvested within the 365-day period, Borrowers shall, on the last day of such 365-day period prepay the Loans by the aggregate amount equal to such amount of Net Asset Sale Proceeds not so applied. No later than the first Business Day following the date of receipt of the Reserved Lagoon Valley Proceeds, Borrowers shall prepay the Revolving Loans (without any permanent reduction in the Revolving Loan Commitments) in an amount equal to such Reserved Lagoon Valley Proceeds.

                           (B) PREPAYMENTS AND REDUCTIONS FROM THE FARM A SALE. No later than the first Business Day after receipt by any Credit Party or any of its Subsidiaries of any gross cash proceeds (including any cash received by way of a deferred payment pursuant to, or by monetization of, a note receivable, lease, sublease or otherwise, and including the receipt of any deposits, but only as and when so received) with respect to the Farm A Sale, Borrowers shall prepay the Loans in an aggregate amount equal to such gross cash proceeds. To the extent that provisions of this Agreement other than subsection 2.4(b)(iii)(1)(A) reference "Net Asset Sale Proceeds", such reference shall be deemed, with respect to the Farm A Sale, to be a reference to the gross cash proceeds received from such Farm A Sale."

                  B. Subsection 2.4(b)(vi) of the Credit Agreement shall be amended by deleting it in its entirety and substituting therefor the following:

                           "(vi) Application of Mandatory Prepayments of Term Loans to Scheduled Installments of Principal Thereof. Any mandatory prepayments of the Term Loans pursuant to SECTION 2.4(b)(iii)(1)(b) shall be applied to reduce each remaining unpaid scheduled installment of principal of the Term Loans set forth in SECTION 2.4(a) in inverse order of maturity. All other mandatory prepayments of the Term Loans pursuant to SECTION 2.4(b)(iii) shall be applied to reduce each remaining unpaid scheduled installment of principal of the Term Loans set forth in SECTION 2.4(a) on a pro rata basis (in accordance with the respective unpaid principal amounts thereof)."

         1.3      AMENDMENTS TO SECTION 8: NEGATIVE COVENANTS.
                  --------------------------------------------

                  A. Subsection 8.1(a) of the Credit Agreement shall be amended by deleting all text commencing with and including the line "1st Fiscal Quarter, Fiscal Year 2006" from the table set forth therein through to the end of such table in its entirety and substituting therefor the following:



                                                        MINIMUM FIXED CHARGE
                  "FISCAL QUARTER                          COVERAGE RATIO
                  ---------------                          --------------

                  1st Fiscal Quarter, Fiscal Year 2006       1.00:1.00
                  2nd Fiscal Quarter, Fiscal Year 2006       1.00:1.00
                  3rd Fiscal Quarter, Fiscal Year 2006       1.00:1.00
                  4th Fiscal Quarter, Fiscal Year 2006       1.00:1.00

                  1st Fiscal Quarter, Fiscal Year 2007       1.05:1.00
                  2nd Fiscal Quarter, Fiscal Year 2007
                  and each Fiscal Quarter thereafter         1.10:1.00"

                  B. Subsection 8.1(b) of the Credit Agreement shall be amended by deleting all text commencing with and including the line "4th Fiscal Quarter, Fiscal Year 2005" from the table set forth therein through to the end of such table in its entirety and substituting therefor the following:



                                                        MAXIMUM LEVERAGE
                  "FISCAL QUARTER                            RATIO
                  ---------------                            -----

                  4th Fiscal Quarter, Fiscal Year 2005      5.30:1.00

                  1st Fiscal Quarter, Fiscal Year 2006      5.35:1.00
                  2nd Fiscal Quarter, Fiscal Year 2006      5.50:1.00
                  3rd Fiscal Quarter, Fiscal Year 2006      5.00:1.00
                  4th Fiscal Quarter, Fiscal Year 2006      4.90:1.00
                  1st Fiscal Quarter, Fiscal Year 2007      4.80:1.00
                  2nd Fiscal Quarter, Fiscal Year 2007      4.60:1.00
                  3rd Fiscal Quarter, Fiscal Year 2007      4.50:1.00"
                  and each Fiscal Quarter thereafter


                  C. Subsection 8.5 of the Credit Agreement shall be amended by adding at the end of clause (d) thereof the following:

         "and (iii) Farm A provided that (x) the consideration received for the Farm A Sale shall be in an amount at least equal to $17,000,000 or, if greater, the fair market value thereof (as reasonably determined by the Board of Directors of Company), (y) at least 75% of the consideration received shall be cash, and (z) upon receipt of the gross cash proceeds of the Farm A Sale, the Borrowers shall apply such gross proceeds in accordance with SECTION 2.4(b)(iii)(1)(b)); PROVIDED that Borrowers shall not expend in excess of $12,000,000 in replacement of the assets sold in the Farm A Sale."

         1.4      AMENDMENTS TO SCHEDULE B.
                  -------------------------

                  A. The Schedules to the Credit Agreement are hereby amended by deleting SCHEDULE B, PART 1.1 in its entirety and by substituting therefor SCHEDULE B, PART 1.1, as attached to this Amendment as ANNEX A.

SECTION 2.        CONDITIONS TO EFFECTIVENESS

                  Section 1 of this Amendment shall become effective as of June 30, 2005 (the "AMENDMENT EFFECTIVE DATE") only upon the satisfaction on or before July 13, 2005 of all of the following conditions precedent:

                  A. BORROWER DOCUMENTS. Borrowers shall deliver to Lenders the following, each, unless otherwise noted, dated as of the Amendment Effective
Date:

                  1. Signature and incumbency certificates of their officers executing this Amendment; and

                  2. Copies of this Amendment executed by Borrowers and the Credit Support Parties.

                  B. EXECUTION OF AMENDMENT BY LENDERS. Majority Lenders shall have executed and delivered copies of this Amendment to Agent.

                  C. FEES. Borrowers shall pay to each Lender which executes and delivers this Amendment on or before 5:00 PM New York City time on July 13, 2005 an amendment fee in an amount equal to 0.10% of the aggregate amount of such Lender's Term Exposure and Revolving Exposure under the Credit Agreement (as in effect immediately prior to this Amendment).

                  D. OTHER PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, shall be reasonably satisfactory in form and substance to Agent, and Agent shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

SECTION 3.        BORROWERS' REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrowers represent and warrant to each Lender that the following statements are true, correct and complete:

                  A. CORPORATE POWER AND AUTHORITY. Each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

                  B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Borrower.

                  C. NO CONFLICT. The execution and delivery by Borrowers of this Amendment and the performance by each Borrower of the Amended Agreement do not and will not: (i) violate any provision of any law or any governmental rule or regulation applicable to any Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of any Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Borrower or any of its Subsidiaries

(other than Liens created under any of the Credit Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Material Contract of any Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Amendment Effective Date and disclosed in writing to Lenders.

                  D. GOVERNMENTAL CONSENTS. The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of this Amendment do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body (other than filings or recordings required by the transactions contemplated hereunder).

                  E. BINDING OBLIGATION. This Amendment has been duly executed and delivered by each Borrower and is the legally valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 6 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date and on and as of the date of the execution of this Amendment by Borrowers to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION 4.        ACKNOWLEDGEMENT AND CONSENT

                  Each of the Borrowers and Hines Horticulture, Inc. (collectively, the "CREDIT SUPPORT PARTIES") is a party to certain Guaranties and Collateral Documents, in each case as amended through the Amendment Effective Date, pursuant to which such Credit Support Party has guarantied the Obligations and created Liens in favor of Agent on certain Collateral to secure the obligations of such Credit Support Party under the Credit Agreement, the Collateral Documents and the Guaranties to which such Credit Support Party is a party. The Guaranties and Collateral Documents referred to above are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

                  Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement and the other Credit Documents effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support

Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement.

                  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION 5.        MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

                  (i) On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Credit Documents.

                  B. FEES AND EXPENSES. Each Borrower acknowledges that all reasonable costs, fees and expenses incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers.

                  C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  E. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  F. FURTHER ASSURANCES. Each Borrower agrees that from time to time, at the expense of Borrowers, each Borrower will promptly execute and deliver any additional amendments and related documents that Agent may reasonably request, in order to effectuate this Amendment and the transactions contemplated hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   BORROWERS:

                                   HINES NURSERIES, INC.,
                                   as Borrower, Credit Support Party and Funds
                                   Administrator


                                   By:      /S/ CLAUDIA PIEROPAN
                                            ----------------------------------
                                   Title:   CHIEF FINANCIAL OFFICER
                                            ----------------------------------


                                   ENVIRO-SAFE LABORATORIES, INC.,
                                   as Borrower and Credit Support Party


                                   By:      /S/ CLAUDIA PIEROPAN
                                            ----------------------------------
                                   Title:   CHIEF FINANCIAL OFFICER
                                            ----------------------------------


                                   HINES SGUS INC.,
                                   as Borrower and Credit Support Party


                                   By:      /S/ CLAUDIA PIEROPAN
                                            ----------------------------------
                                   Title:   CHIEF FINANCIAL OFFICER
                                            ----------------------------------

                                   ADDITIONAL CREDIT SUPPORT PARTY:

                                   HINES HORTICULTURE, INC.


                                   By:      /S/ CLAUDIA PIEROPAN
                                            ----------------------------------
                                   Title:   CHIEF FINANCIAL OFFICER
                                            ----------------------------------

                                   LENDERS:


                                   DEUTSCHE BANK TRUST COMPANY AMERICAS, as
                                   Agent and Lender


                                   By:      /S/ ALBERT FISCHETTI
                                            ----------------------------------
                                   Title:   DIRECTOR
                                            ----------------------------------

                                     ANNEX A
                                     -------

                              SCHEDULE B, PART 1.1

                               EBITDA ADJUSTMENTS

                                 (IN THOUSANDS)



                         Q3 - 2004   Q4 - 2004   Q1 - 2005   Q2 - 2005   Q3 2005
                         ---------   ---------   ---------   ---------   -------

Total EBITDA Adjustments    $873        $873        $873       $1,473      $ 71


                                    Annex A-1